Exhibit 10.2

LIMITED PARTNERSHIP AGREEMENT

OF

HNET OPERATING PARTNERSHIP, L.P.

February 2, 2026

THE UNDERSIGNED are executing this Limited Partnership Agreement (this “Agreement”) pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Act”), and do hereby certify and agree as follows:

1.

Name. The name of the limited partnership whose business shall be conducted pursuant to this Agreement shall be HNET Operating Partnership, L.P., or such other name as the General Partner (as defined below) may from time to time hereafter designate (the “Partnership”).

2.	Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“event of withdrawal of the General Partner” means an event that caused the General Partner to cease to be a general partner of the Partnership as provided in Section 17-402 of the Act.

“General Partner” means HPS Net Lease Income REIT, a Maryland statutory trust, and all other persons or entities admitted as additional or substitute general partners pursuant to this Agreement, so long as they remain general partners of the Partnership.

“Initial Limited Partner” means HNET SLP, L.P., acting in its capacity as such.

“Limited Partners” means the Initial Limited Partner, and all other persons or entities admitted as additional or substitute limited partners pursuant to this Agreement, so long as they remain limited partners of the Partnership.

“Partners” means those persons or entities that from time to time are the General Partner and the Limited Partners.

3.

Purpose. The purpose of the Partnership shall be, directly or indirectly through subsidiaries or affiliates, to engage in any lawful act or activity for which limited partnerships may be formed under the Act and engage in any and all activities necessary or incidental to the foregoing and to engage in such other activities as are necessary, incidental or ancillary thereto as the General Partner shall deem necessary or advisable.

4.	Offices.

(a)

The principal place of business and office of the Partnership shall be located at, and the Partnership’s business shall be conducted from, such place or places as the General Partner may designate to the Partners from time to time.

(b)	The registered office of the Partnership in the State of Delaware shall be located at c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801.

(c)

The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801.

5.	Partners. The name and business or residence address of each Partner, the General Partner and the Limited Partners being separately designated, are as set forth on Schedule A attached hereto.

6.

Term. The term of the Partnership commenced on the date of filing of the Certificate of Limited Partnership of the Partnership in accordance with the Act and shall continue until dissolution of the Partnership in accordance with Section 14 of this Agreement.

7.	Management of the Partnership.

(a)

The General Partner shall have the sole and exclusive right to manage, control and conduct the business and affairs of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers permitted to be exercised by a general partner under the Act. The General Partner may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business and affairs of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partner may delegate to any such person or entity such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate.

(b)

No Limited Partner, in its capacity as such, shall have the right to take part in the management or control of the business or affairs of the Partnership or any authority to act for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.

8.

Capital Contributions. Partners have made such contributions to the Partnership, if any, as are set forth in the books and records of the Partnership. No Partner is required to make any additional capital contribution to the Partnership.

9.

Assignments of Partnership Interest. No Limited Partner may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) all or any part of its interest in the Partnership, nor shall any Limited Partner have the power to substitute a transferee in its place as a substitute Limited Partner, without, in either event, having obtained the prior written consent of the General Partner, which consent may be given or withheld in its sole discretion.

10.

Withdrawal. No Limited Partner shall have the right to withdraw from the Partnership except with the consent of the General Partner and upon such terms and conditions as may be specifically agreed between the General Partner and the withdrawing Limited Partner.

11.

Additional Limited Partners. The General Partner shall have the right to admit additional Limited Partners upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the General Partner. In connection with any such admission, the General Partner shall have the right to amend Schedule A hereof to reflect the name and address of the admitted Limited Partner.

12.

Allocations and Distributions. Distributions of cash or other assets of the Partnership shall be made at such times and in such amounts as the General Partner may determine. Distributions shall be made to (and profits and losses shall be allocated among) Partners pro rata in accordance with the amounts of their capital contributions as set forth in the books and records of the Partnership.

13.

Return of Capital. No Partner has the right to receive, and the General Partner has absolute discretion to make, any distributions to a Partner which include a return of all or any part of such Partner’s capital contribution; provided, that upon the dissolution of the Partnership, the assets of the Partnership shall be distributed as provided in Section 17-804 of the Act.

14.	Dissolution. The Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)	The determination of the General Partner to dissolve the Partnership; or

(b)

The occurrence of (i) an event of withdrawal of the General Partner or (ii) any other event causing a dissolution of the Partnership under Section 17-801 of the Act; provided, however, that the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of the General Partner described in Section 14(b)(i) hereof if (A) at the time of the occurrence of such event of withdrawal there is at least one remaining general partner of the Partnership that carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (B) within ninety (90) days after the occurrence of such event of withdrawal, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one (1) or more additional general partners of the Partnership.

15.	Indemnification and Exculpation.

(a)

Indemnification. The Partnership shall indemnify and hold harmless the General Partner and its affiliates (excluding the Partnership), and the officers, managers, directors, employees, partners, shareholders, members and (to the extent specifically agreed by the General Partner) agents of any of the foregoing, and the officers, managers, directors, employees, partners, shareholders, members and (to the extent specifically agreed by the General Partner) agents of the Partnership (each, an “Indemnitee”), to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including costs of investigation and attorneys’ fees and disbursements), judgments, fines, settlements and other amounts, of any nature whatever, known or unknown, liquidated or unliquidated (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Actions”), in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Partnership, including acting as a director or the equivalent of any entity during the period of time in which the Partnership holds an interest therein, or the performance by such Indemnitee of any of the General Partner’s responsibilities hereunder, unless (i) the act or failure to act of the Indemnitee was not in good faith or not in a manner it believed to be in, or not contrary to, the best interests of the Partnership, or (ii) the Indemnitee’s conduct constituted Malfeasance (as defined below). The termination of an Action by judgment, order, settlement or upon a plea of nolo contendere or its equivalent will not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee is not entitled to indemnification hereunder; provided, that a final, non-appealable judgment or order adverse to the Indemnitee expressly covering the indemnification exceptions set forth in clauses (i) or (ii) above may constitute evidence that the Indemnitee is not so entitled to indemnification. “Malfeasance” means, with respect to any Indemnitee, any act or omission which results in a criminal conviction of such Indemnitee or which constitutes intentional fraud, willful misconduct, gross negligence or a material breach of a material term of this Agreement.

(b)

Exculpation. To the fullest extent permitted by law, an Indemnitee will be liable to the Partnership or to any other Limited Partner for any losses sustained or liabilities incurred as a result of any act or omission taken or suffered by such Indemnitee only if (i) the act or failure to act of such Indemnitee was not in good faith or not in a manner it believed to be in, or not contrary to, the best interests of the Partnership, or (ii) the Indemnitee’s conduct constituted Malfeasance. The termination of an Action by judgment, order, settlement or upon a plea of nolo contendere or its equivalent will not, in and of itself, create a presumption or otherwise constitute evidence that such Indemnitee is not entitled to exculpation hereunder; provided, that a final, non-appealable judgment or order adverse to such Indemnitee expressly covering the exculpation exceptions set forth in clauses (i) or (ii) above may constitute evidence that such Indemnitee is not so entitled to exculpation.

16.	Amendments. This Agreement may be amended by the General Partner only.

17.

Counterparts. This Agreement may be executed in one or more counterparts, including by means of electronic signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18.

Certificate of Limited Partnership. The General Partner is hereby designated as an authorized person to execute, deliver and file the Certificate of Limited Partnership of the Partnership (and any amendments or restatements thereof) and any applications necessary for the Partnership to qualify to do business in any jurisdiction.

19.	Payments on Liquidation. The assets of the Partnership shall be distributed on liquidation of the Partnership within forty-five (45) days of final dissolution in the following order:

(a)	to the creditors of the Partnership, other than the Partners, in the order of priority established by law, either by payment or by establishment of reserves;

(b)	to the Partners, in repayment of any loans made to, or other debts owed by, the Partnership to each Partner;

(c)	to the Partners in proportion to their capital contributions to the Partnership.

20.

Power of Attorney. By signing this Agreement, the Initial Limited Partner designates and appoints the General Partner its true and lawful attorney, in its name, place, and stead to make, execute, sign or file any instruments, documents or certificates that may from time to time be required of the Partnership by the laws of the United States or any other state or foreign jurisdiction in which the Partnership shall do business in order to qualify or otherwise enable the Partnership to do business in such jurisdictions.

21.

Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of law rules, and all rights and remedies being governed by such laws.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

GENERAL PARTNER:

HPS Net Lease Income REIT, as General Partner

By:	/s/ Faith Rosenfeld
Name: Faith Rosenfeld
Title: Trustee

INITIAL LIMITED PARTNER:

HNET SLP, L.P.

By: HPS Partners Holdings II, LLC, its general partner

By:	/s/ Faith Rosenfeld
Name: Faith Rosenfeld
Title: Chief Administrative Officer

[Signature Page to Limited Partnership Agreement of HNET Operating Partnership, L.P.]

SCHEDULE A

A.	GENERAL PARTNER

Name & Address

HPS Net Lease Income REIT

8027 Forsyth Boulevard, Suite 1100

St. Louis, MO 63105

B.	LIMITED PARTNER

Name & Address

HNET SLP, L.P.

1209 Orange Street

Wilmington, DE 19801

A-1